Exhibit 99.1

FOR IMMEDIATE RELEASE

29903 Agoura Road, Agoura Hills, California 91301	Julie MacMedan
THQ/Investor & Media Relations
Telephone: 818 871-5000 Fax: 818 871-7400	818/871-5125

THQ REPORTS FISCAL 2009 FIRST QUARTER RESULTS

AGOURA HILLS, Calif. – July 30, 2008 - THQ Inc. (NASDAQ: THQI) today announced financial results for the fiscal first quarter ended June 30, 2008, and updated its financial outlook for the fiscal year ending March 31, 2009.

For the three months ended June 30, 2008, THQ reported net sales of $137.6 million, compared with $104.5 million in the prior year.  On a non-GAAP basis, the company reported fiscal 2009 first quarter net sales of $121.1 million, which excludes the effects of deferred revenue.  First quarter sales were driven by newly released games based on Disney•Pixar’s WALL-E and a new original Wii title Big Beach Sports™, as well as continued strong sales of WWE® SmackDown® vs. Raw® 2008 and MX vs. ATV™ Untamed™.

For the three months ended June 30, 2008, the company reported a net loss of $27.2 million, or $0.41 per share, which included a $0.03 per share gain on discontinued operations from the sale of Minick AG.  In the prior year, the company reported a net loss of $9.3 million, or $0.14 per share, which included a $0.10 per share one-time tax benefit.  On a non-GAAP basis, excluding stock-based compensation, the effects of deferred revenue and costs, and business realignment expenses, the company reported a fiscal 2009 first quarter net loss of $25.4 million, or $0.38 per share.  In the same quarter a year ago, the company reported a non-GAAP net loss of $6.2 million, or $0.09 per share, which included a $0.10 per share one-time tax benefit and excluded stock-based compensation.

A reconciliation of non-GAAP to GAAP results is provided in the accompanying financial tables.

‘We continued to make progress against our key initiatives during the first quarter,” said Brian Farrell, THQ president and CEO.  “We are beginning to roll out a strong slate of games for the year, including a balance of both owned intellectual properties and major licenses.  We are making important improvements in our creative development organization, which we believe will increase our product quality and competitiveness.  During the quarter, we also took steps to re-align our cost structure and we remain on track to generate improved operating leverage.  We are focused on generating growth at both the top and bottom line, and delivering improved value for our shareholders.”

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 “Our fiscal 2009 product line-up and long-term product pipeline are well-positioned to take advantage of the expanding demographic of gamers on the growing installed base of game platforms,” said Farrell.  “We have a robust product slate of key titles scheduled to launch in each of the next several quarters, starting with de Blob in September; Saints Row 2 and WWE SmackDown vs. Raw 2009 in the holiday quarter; Red Faction Guerrilla, Darksiders: Wrath of War and WWE Legends of Wrestlemania in our fiscal fourth quarter; and UFC 2009 Undisputed in the first quarter of fiscal 2010.”

Fiscal 2009 Guidance

THQ issued initial guidance for the fiscal second quarter ending September 30, 2008, and updated its guidance for the fiscal year ending March 31, 2009, which excludes the effects of deferred revenue and costs, stock-based compensation and business realignment expenses, as follows:

•                  For the fiscal year ending March 31, 2009, THQ expects net sales in the range of $1,150 million to $1,175 million and earnings per diluted share in the range of $0.80 to $0.90.

•                  For the fiscal second quarter ending September 30, 2008, THQ expects to report net sales in the range of $160 million to $170 million and a net loss per share in the range of $0.35 to $0.39.

Fiscal 2009 First Quarter Highlights and Recent Developments:

•                  During the quarter, the company strengthened its portfolio of licensed franchises with the addition of new relationships with Marvel Entertainment and DreamWorks Animation.

•                  Pursuant to the multi-year agreement with Marvel Entertainment, THQ has obtained the exclusive, worldwide rights to publish games based on Marvel Super Hero Squad.

•                  The company has also obtained the exclusive rights to publish games based on DreamWorks Animation’s calendar 2010 feature film, “Master Mind” (working title).

•                  During the fiscal first quarter, THQ shipped more than one million units of games based on Disney•Pixar’s WALL-E.

•                  In June, THQ unveiled UFC® 2009: Undisputed, the first title under its long-term agreement with the fast growing Ultimate Fighting Championship®.

•                  THQ demonstrated several of its upcoming releases at the recent E3 Media and Business Summit where many of the company’s games won critical recognition, including deBlob™, Deadly Creatures™, Warhammer® 40,000™: Dawn of War™ II, UFC® 2009 Undisputed and others.

Non-GAAP Financial Measures

In addition to results determined in accordance with GAAP, THQ discloses certain non-GAAP financial measures that exclude the following: stock-based compensation expense, the impact of deferred revenue and costs, business realignment expenses, and their related income tax effects.  The non-GAAP financial measures included in the earnings release have been reconciled to the comparable GAAP results and should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.  The company believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information to investors regarding the company’s performance by excluding certain items that may not be indicative of the company’s operating results. These non-GAAP financial measures also facilitate comparisons of the company’s performance to prior periods.

Stock-Based Compensation. When evaluating the performance of its business, THQ does not consider stock-based compensation charges. Likewise, THQ excludes stock-based compensation expense from its short and long-term operating plans. In contrast, THQ’s management team is held accountable for cash-based compensation and such amounts are included in the company’s operating plans. In addition, the stock-based compensation charges are subject to significant fluctuation outside the control of management due to the variables used to estimate the fair value of a share-based payment, such as, THQ’s stock price, interest rates and the volatility of THQ’s stock price.  Further, when considering the impact of equity award grants, THQ places a greater emphasis on overall shareholder dilution rather than the accounting charges associated with such grants.

Deferred Revenue/Costs. The company recognizes revenue and costs from the sale of certain titles with significant online functionality over the estimated online service period.  Although THQ will defer the recognition of a significant portion of its net revenue and costs with respect to these titles, there will be no adverse impact to its operating cash flow.  Internally, THQ excludes the impact of deferred net revenue and costs related to packaged games in its non-GAAP financial measures when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.

Business Realignment Expenses.  From time to time, the company expects to incur business realignment expenses that are not part of normal ongoing operations.   The company believes that excluding the impact of these expenses from its operating results is important to facilitate comparisons to prior periods.

In the financial tables below, THQ has provided a reconciliation of the most comparable GAAP financial measure to each of the non-GAAP financial measures used in this press release.

Investor Conference Call

THQ will host a conference call to discuss fiscal first quarter results today at 2:00 p.m. Pacific/5:00 p.m. Eastern.  Please dial 877.356.8075 or 706.902.0203, conference ID 56786574 to listen to the call or visit the THQ Inc. Investor Relations Home page at http://investor.thq.com.  The online archive of the broadcast will be available approximately two hours after the live call ends.  In addition, a telephonic replay of the conference call will be provided approximately two hours after the live call ends through August 1, 2008, by dialing 800.642.1687 or 706.645.9291, conference ID 56786574.

About THQ

THQ Inc. (NASDAQ: THQI) is a leading worldwide developer and publisher of interactive entertainment software.  Headquartered in Los Angeles County, California, THQ sells product through its global network of offices located throughout North America, Europe and Asia Pacific.  More information about THQ and its products may be found at www.thq.com and www.thqwireless.com. THQ, THQ Wireless, Big Beach Sports, Darksiders: Wrath of War, de Blob, Deadly Creatures, MX vs. ATV Untamed, Red Faction: Guerrilla, Saints Row 2 and their respective logos are trademarks and/or registered trademarks of THQ Inc.

All other trademarks are trademarks or registered trademarks of their respective owners.

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, the company’s expectations for revenue and earnings per share for the quarter ending September 30, 2008,  and the  fiscal year ending March 31, 2009, and for the company’s product releases and financial performance in future periods.  These forward-looking statements are based on current expectations, estimates and projections about the business of THQ Inc. and its subsidiaries (collectively referred to as “THQ”) and are based upon management’s beliefs and certain assumptions made by management.  Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive and technological factors affecting the operations, markets, products, services and pricing of THQ.  Unless otherwise required by law, THQ disclaims any obligation to update its view on any such risks or uncertainties or to revise or publicly release the results of any revision to these forward-looking statements.  Readers should carefully review the risk factors and the information that could materially affect THQ’s financial results, described in other documents that THQ files from time to time with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and its Annual Report on Form 10-K for the fiscal period ended March 31, 2008, and particularly the discussion of risk factors that may affect results of operations set forth therein.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

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(Tables Follow)

THQ Inc. and Subsidiaries

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended
	June 30,
	2008	2007

Net sales	$137,578	$104,485

Costs and expenses:
Cost of sales – product costs	60,008	43,715
Cost of sales – software amortization and royalties	27,000	12,598
Cost of sales – license amortization and royalties	12,924	13,671
Cost of sales – venture partner expense	1,455	897
Product development	33,549	24,632
Selling and marketing	29,051	22,803
General and administrative	19,603	19,103
Total costs and expenses	183,590	137,419
Loss from continuing operations	(46,012)	(32,934)
Interest and other income, net	2,494	7,356
Loss from continuing operations before income taxes	(43,518)	(25,578)
Income taxes	(14,252)	(16,304)
Loss from continuing operations	(29,266)	(9,274)
Gain on sale of discontinued operations, net of tax	2,042	—
Net loss	$(27,224)	$(9,274)

Loss per share – basic:
Continuing operations	$(0.44)	$(0.14)
Discontinued operations	0.03	—
Loss per share – basic	$(0.41)	$(0.14)

Loss per share – diluted:
Continuing operations	$(0.44)	$(0.14)
Discontinued operations	0.03	—
Loss per share – diluted	$(0.41)	$(0.14)

Shares used in per share calculation – basic	66,553	66,928
Shares used in per share calculation – diluted	66,553	66,928

THQ Inc. and Subsidiaries

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss) (a)

(In thousands, except per share data)

	Three Months Ended June 30,
	2008	2007
Net sales	$137,578	$104,485
Changes in deferred net revenue (b)	(16,504)	—
Non-GAAP net sales	$121,074	$104,485

	Three Months Ended June 30,
	2008	2007

Loss from continuing operations	$(29,266)	$(9,274)

Non-GAAP adjustments:
Changes in deferred net revenue (b)	(16,504)	—

Change in deferred cost of sales:
Change in deferred product costs	3,902	—
Change in deferred software amortization and royalties	6,695	—
Total change in deferred cost of sales (b)	10,597	—

Business realignment expenses	3,527	—

Stock-based compensation and related costs:
Cost of sales – software amortization and royalties	576	1,766
Product development	1,148	1,037
Selling and marketing	815	715
General and administrative	1,783	2,509
Total stock-based compensation and related costs (c)	4,322	6,027

Income tax adjustments (d)	(118)	(2,921)

Total non-GAAP adjustments	1,824	3,106

Non-GAAP loss from continuing operations	(27,442)	(6,168)
Gain on sale of discontinued operations, net of tax	2,042	—
Non-GAAP net loss	$(25,400)	$(6,168)

Non-GAAP loss per share – diluted:
Non-GAAP continuing operations	$(0.41)	$(0.09)
Discontinued operations	0.03	—
Non-GAAP loss per share – diluted	$(0.38)	$(0.09)

Notes:

(a) See explanation above regarding the Company’s practice on reporting non-GAAP financial measures.

(b) Prior to the third quarter of fiscal 2008, the Company did not defer net revenue or the related cost of sales.

(c) Stock-based compensation expense recorded under SFAS 123(R) in fiscal 2009 and fiscal 2008.

(d) Income tax associated with non-GAAP adjustments.

THQ Inc. and Subsidiaries

Unaudited Consolidated Balance Sheets

(In thousands)

	June 30,	March 31,
	2008	2008

ASSETS
Cash, cash equivalents and short-term investments	$282,329	$317,504
Accounts receivable, net of allowances	37,368	112,843
Inventory	47,442	38,240
Licenses	43,892	47,182
Software development	188,641	155,821
Income taxes receivable	9,230	—
Prepaid expenses and other current assets	20,175	24,487
Total current assets	629,077	696,077
Property and equipment, net	47,787	50,465
Licenses, net of current portion	63,291	39,597
Software development, net of current portion	39,655	25,369
Income taxes receivable, net of current portion	15,597	16,116
Deferred income taxes	62,907	61,710
Goodwill	122,851	122,385
Long-term marketable securities	49,281	52,599
Other long-term assets, net	17,925	20,002
TOTAL ASSETS	$1,048,371	$1,084,320

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$43,888	$61,700
Accrued and other current liabilities	212,992	202,102
Income taxes payable	—	6,504
Deferred income taxes	29,266	29,266
Total current liabilities	286,146	299,572
Other long-term liabilities	39,467	44,179
Total liabilities	325,613	343,751
Total stockholders’ equity	722,758	740,569
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,048,371	$1,084,320

THQ Inc. and Subsidiaries

Unaudited Supplemental Financial Information

	Three Months Ended June 30, 2008				Three Months Ended June 30, 2007
	GAAP		Non-GAAP(a)		GAAP		Non-GAAP(b)

Platform Revenue Mix

Consoles
Microsoft Xbox 360	$20,129	14.6%	$7,521	6.2%	$10,347	9.9%	$10,347	9.9%
Microsoft Xbox	—	—	—	—	1,395	1.3	1,395	1.3
Nintendo Wii	23,304	17.0	23,304	19.3	6,324	6.1	6,324	6.1
Nintendo GameCube	53	0.1	53	0.1	4,173	4.0	4,173	4.0
Sony PlayStation 3	6,653	4.8	6,653	5.5	—	—	—	—
Sony PlayStation 2	19,852	14.4	19,852	16.3	25,588	24.5	25,588	24.5
	69,991	50.9	57,383	47.4	47,827	45.8	47,827	45.8
Handheld
Nintendo Dual Screen	27,290	19.8	27,290	22.5	17,624	16.9	17,624	16.9
Nintendo Game Boy Advance	1,619	1.2	1,619	1.3	8,318	8.0	8,318	8.0
Sony PlayStation Portable	10,380	7.6	10,380	8.6	7,880	7.5	7,880	7.5
Wireless	5,147	3.7	5,147	4.3	4,374	4.2	4,374	4.2
	44,436	32.3	44,436	36.7	38,196	36.6	38,196	36.6

PC	23,151	16.8	19,254	15.9	18,064	17.3	18,064	17.3
Other	—	—	—	—	398	0.3	398	0.3
Total Net Sales	$137,578	100.0%	$121,073	100.0%	$104,485	100.0%	$104,485	100.0%

Geographic Revenue Mix
Domestic	$74,850	54.4%	$67,106	55.4%	$66,093	63.3%	$66,093	63.3%
Foreign	62,728	45.6	53,967	44.6	38,392	36.7	38,392	36.7
Total Net Sales	$137,578	100.0%	$121,073	100.0%	$104,485	100.0%	$104,485	100.0%

Notes:

(a) See explanation above regarding the Company’s practice on reporting non-GAAP financial measures.

(b) Prior to the third quarter of fiscal 2008, the Company did not defer net revenue.